EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement of Community Bank Shares of Indiana, Inc., of our report dated January 23, 2005 on the consolidated financial statements of Community Bank Shares of Indiana, Inc., as of December 31, 2004 and 2003 and for the years then ended as included in the registrant's annual report on Form 10-K.

                                                Crowe Chizek and Company LLC

Louisville, Kentucky
August 25, 2005